Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2016 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, November 3, 2016 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 2, 2016 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2016.

THIRD QUARTER 2016 HIGHLIGHTS

▪	$0.31 per share common dividend declared.

▪	GAAP net income of $32.3 million, or $0.77 per basic and diluted share.

▪	Core earnings plus drop income of $14.8 million, or $0.35 per basic and diluted share.[1,2]

▪	1.85% annualized net interest spread on our investment portfolio.[1,5]

▪	Constant prepayment rate on the Company’s Agency RMBS portfolio of 11.4% for the quarter.

▪	$11.48 per share net book value as of September 30, 2016, net of third quarter common dividend.

▪	Economic return on book value was 7.1%[1,3] for the quarter.

▪	5.2x leverage as of September 30, 2016 (7.1x leverage when adjusted for net TBA position1,4).

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $3.1 million for the three months ended September 30, 2016.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4  As of September 30, 2016, the net long position in TBAs was $890.0 million in notional value.
5  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“I am pleased to report that we delivered another solid performance in the third quarter, generating an economic return on book value of 7.1% and higher sequential core earnings plus drop income of $14.8 million, or $0.35 per share. We remained focused on our long-term goal of generating strong total return for our shareholders through attractive dividends derived from sustainable core earnings and appreciation in the value of our portfolio. In our view, WMC's strategic advantage in pursuing this goal is its ability to draw on the deep investment experience and team at Western Asset Management Company, our Manager, as well as the breadth of its global investment, risk management, and operational infrastructure," said Jennifer Murphy, Chief Executive Officer of the Company. "Our third quarter dividend of $0.31 per share reflects our commitment to paying an attractive dividend based on the sustainable earnings power of the portfolio balanced with our focus on maintaining greater stability in our book value.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “Despite interest rate volatility during the quarter, our portfolio performed well, driven by tightening spreads across all of our sector holdings and a positive contribution from our hedge positions, and as a result, our book value increased sequentially by 4.3%, net of our third quarter dividend. In addition, we increased our Agency RMBS, Whole-Loans and TBA exposure during the third quarter, enabling us to increase our core earnings plus drop income by approximately $2.2 million, or $0.05 per share, when compared to the second quarter 2016."

"We are pleased with our financial results for the quarter and remain optimistic going forward. Our current expectations are for ongoing, yet slow economic growth and a “lower for longer” interest rate environment in the U.S. Given these conditions, we believe that a balanced portfolio consisting of both Agency RMBS and credit-sensitive investments continues to be appropriate. We continually monitor the relative value of opportunities across the broad mortgage universe, in an effort to achieve an optimal risk-adjusted total economic return for our shareholders,” Mr. Agarwal concluded.

THIRD QUARTER 2016 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2016	June 30, 2016

Net Interest Income	$21,469	$21,493
Other Income (Loss):
Realized gain (loss) on sale of investments, net	1,439	(352)
Other than temporary impairment	(4,978)	(6,356)
Unrealized gain (loss), net	15,292	21,510
Gain (loss) on derivative instruments, net	6,121	(14,165)
Other, net	(60)	234
Other Income (loss)	17,814	871
Total Expenses	4,762	5,061
Income before income taxes	34,521	17,303
Income tax provision (benefit)	2,239	—
Net income (loss)	$32,282	$17,303

Net income (loss) per Common Share – Basic/Diluted	$0.77	$0.41
Non-GAAP Results
Core earnings plus drop income(1)	$14,838	$12,676
Core earnings plus drop income per Common Share – Basic/Diluted	$0.35	$0.30
Weight average yield(2)	4.28%	4.45%
Effective cost of funds(3)	2.43%	2.44%
Annualized net interest spread(2)(3)	1.85%	2.01%
Annualized constant prepayment rate (CPR)(4)	11.4%	12.1%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4)          Annualized CPR on Agency RMBS.

PORTFOLIO COMPOSITION

As of September 30, 2016, the Company owned an aggregate investment portfolio equaling $2.9 billion in market value. The following table sets forth additional information regarding the Company’s portfolio as of September 30, 2016:

Investment Portfolio (dollars in thousands)	Coupon	Principal Balance	Amortized Cost	Fair Value
Agency
30-year fixed rate	3.0%	$226,157	$234,817	$235,260
	3.5%	214,969	226,091	227,788
	4.0%	326,886	354,379	357,758
	4.5%	329,114	351,870	368,843
	5.0%	51,330	57,598	58,461
	5.5%	2,369	2,708	2,669
	6.0%	2,444	2,703	2,861
20-year fixed rate	3.5%	130,342	137,010	139,557
	4.0%	372,681	392,188	404,926
Agency RMBS IOs and IIOs(1)	3.2%	N/A	52,463	53,445
Agency CMBS	4.5%	4,553	4,553	4,283
Agency CMBS IOs and IIOs(2)	1.2%	N/A	9,739	9,455
Total Agency	3.4%	$1,660,845	$1,826,119	$1,865,306
Non-Agency
Non-Agency RMBS	4.0%	$422,498	$294,221	$309,495
Non-Agency RMBS IOs and IIOs(3)	5.7%	N/A	61,304	85,647
Non-Agency CMBS	5.0%	479,405	393,994	368,898
Total Non-Agency	4.0%	$901,903	$749,519	$764,040
Other Securities(4)	7.7%	42,384	64,384	63,326
Residential Whole-Loans	4.8%	198,651	199,832	204,882
Securitized Commercial Loan(5)	9.0%	25,000	25,000	24,138
Total Portfolio	4.0%	$2,828,783	$2,864,854	$2,921,692

(1)  Includes $25,274 of amortized cost and $25,438 of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2)  Includes $9,182 of amortized cost and $8,850 of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3)  Includes $2,279 of amortized cost and $4,170 of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(4)  Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.4 million.
(5)  The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a
CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At September 30, 2016, the Company financed its portfolio with $2.5 billion of borrowings under master repurchase agreements with 18 of its 28 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of September 30, 2016 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$1,784,448	0.75%	31
Agency CMBS	10,725	1.66%	31
Non-Agency RMBS	270,060	2.32%	33
Non-Agency CMBS	256,544	2.36%	33
Whole-Loans and securitized commercial loan	173,901	2.78%	15
Other Securities	27,858	3.05%	22
Total	$2,523,536	1.25%	30

Hedging

The Company has entered into $3.7 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $1.8 billion (approximately 7.0 months forward), which have variable maturities between October 2, 2017 and February 12, 2044, and $4.0 billion notional value of pay-variable interest rate swaps, which have variable maturities between February 5, 2020 and February 5, 2045.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of September 30, 2016:

Fixed Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$1,098,900	1.1%	1.6
Greater than 3 years and less than 5 years	2,006,200	1.8%	4.2
Greater than 5 years	2,358,300	2.6%	9.9
Total	$5,463,400	2.0%	6.1

Variable Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Variable Pay Rate	Average Maturity (Years)
Greater than 3 years and less than 5 years	$2,036,500	0.7%	4.1
Greater than 5 years	1,936,500	0.8%	10.1
Total	$3,973,000	0.8%	7.0

DIVIDEND

On September 22, 2016, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $13.75 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 3rd, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the Third Quarter 2016.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10093817 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 17, 2016 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10093817. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	September 30, 2016 (Unaudited)	December 31, 2015
Assets:
Cash and cash equivalents	$30,965	$24,711
Mortgage-backed securities and other securities, at fair value ($2,660,129 and $2,777,717 pledged as collateral, at fair value, respectively)	2,692,672	2,851,127
Residential Whole-Loans, at fair value ($204,882 and $218,538 pledged as collateral, at fair value, respectively)	204,882	218,538
Securitized commercial loan, at fair value	24,138	25,000
Investment related receivable	12,123	572
Accrued interest receivable	25,285	22,621
Due from counterparties	270,398	249,563
Derivative assets, at fair value	127,862	21,915
Other assets	756	382
Total Assets (1)	$3,389,081	$3,414,429
Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,523,480	$2,585,667
Securitized debt, at fair value	10,621	11,000
Accrued interest payable	18,311	20,431
Investment related payables	—	66,146
Due to counterparties	6,047	9,950
Derivative liability, at fair value	330,799	180,177
Accounts payable and accrued expenses	2,689	2,078
Payable to related party	2,714	3,019
Dividend payable	12,995	24,313
Total Liabilities (2)	2,907,656	2,902,781
Commitments and contingencies
Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	764,678	763,283
Retained earnings (accumulated deficit)	(283,672)	(252,054)
Total Stockholders’ Equity	481,425	511,648
Total Liabilities and Stockholders’ Equity	$3,389,081	$3,414,429

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	September 30, 2016 (Unaudited)	December 31, 2015
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($204,882 and $218,538 pledged as collateral, at fair value, respectively)	$204,882	$218,538
Securitized commercial loan, at fair value	24,138	25,000
Investment related receivable	3,230	—
Accrued interest receivable	1,745	1,836
Total assets of consolidated VIEs	$233,995	$245,374
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,621	$11,000
Accrued interest payable	82	85
Accounts payable and accrued expenses	2	2
Total liabilities of consolidated VIEs	$10,705	$11,087

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands—except share and per share data)

	For the three months ended September 30, 2016	For the three months ended September 30, 2015	For the nine months ended September 30, 2016	For the nine months ended September 30, 2015
Net Interest Income
Interest income	$29,154	$35,821	$87,992	$117,656
Interest expense	7,685	6,981	23,391	19,960
Net Interest Income	21,469	28,840	64,601	97,696
Other Income (Loss)
Realized gain (loss) on sale of investments, net	1,439	(2,482)	(4,968)	9,267
Other than temporary impairment	(4,978)	(5,917)	(22,131)	(14,884)
Unrealized gain (loss), net	15,292	24,723	47,571	10,284
Gain (loss) on derivative instruments, net	6,121	(41,363)	(53,214)	(76,511)
Other, net	(60)	(29)	(158)	1,744
Other Income (Loss)	17,814	(25,068)	(32,900)	(70,100)
Expenses
Management fee to affiliate	2,604	2,761	7,945	8,133
Other operating expenses	188	799	809	1,472
General and administrative expenses
Compensation expense (including non-cash stock based compensation of $433, $509, $1,351 and $1,969, respectively)	868	857	2,254	3,006
Professional fees	723	882	3,947	3,261
Other general and administrative expenses	379	325	1,226	1,123
Total general and administrative expenses	1,970	2,064	7,427	7,390
Total Expenses	4,762	5,624	16,181	16,995
Income (loss) before income taxes	34,521	(1,852)	15,520	10,601
Income tax provision (benefit)	2,239	—	2,239	—
Net income (loss)	$32,282	$(1,852)	$13,281	$10,601
Net income (loss) per Common Share – Basic	$0.77	$(0.05)	$0.31	$0.24
Net income (loss) per Common Share – Diluted	$0.77	$(0.05)	$0.31	$0.24
Dividends Declared per Share of Common Stock	$0.31	$0.60	$1.07	$1.91

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three and nine months ended September 30, 2016 and September 30, 2015:

(dollars in thousands)	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Net Income (loss) – GAAP	$32,282	$(1,852)	$13,281	10,601
Provision for income tax	2,239	—	2,239	—
Net income (loss) before provision for income tax	34,521	(1,852)	15,520	10,601

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	(15,292)	(24,723)	(47,571)	(10,284)
Other than temporary impairment	4,978	5,917	22,131	14,884
Realized (gain) loss on sale of investments	(1,439)	2,482	4,968	(9,267)
Realized (gain) loss on foreign currency transactions	149	275	266	(2,523)
Unrealized (gain) loss on foreign currency transactions	195	(201)	639	859

Derivative Instruments:
Net realized (gain) loss on derivatives	14,242	(20,944)	(11,479)	(12,829)
Unrealized (gain) loss on derivatives	(26,054)	58,546	46,073	82,952

Non-cash stock-based compensation expense	433	509	1,351	1,969
Total adjustments	(22,788)	21,861	16,378	65,761
Core Earnings – Non-GAAP Financial Measure	$11,733	$20,009	$31,898	$76,362
Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.28	$0.48	$0.76	$1.82
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.28	$0.48	$0.76	$1.82
Basic weighted average common shares and participating securities	41,970,108	41,946,885	41,959,152	41,896,839
Diluted weighted average common shares and participating securities	41,970,108	41,946,885	41,959,152	41,896,839

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three and nine months ended September 30, 2016 and September 30, 2015:

(dollars in thousands)	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Coupon interest income	$34,944	$49,287	$109,514	$161,835
Premium accretion, discount amortization and amortization of basis, net	(5,790)	(13,466)	(21,522)	(44,179)
Interest income	$29,154	$35,821	$87,992	$117,656
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$3,503	5,436	11,113	16,700
Amortization of basis (Non-GAAP Financial Measure)	(2,827)	(4,163)	(8,930)	(12,877)
Contractual interest income, net on Foreign currency swaps(1)	61	190	268	585
Contractual interest income, net on Total return swaps(1)	308	—	836	—
Subtotal	1,045	1,463	3,287	4,408
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$30,199	$37,284	$91,279	$122,064

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three and nine months ended September 30, 2016 and September 30, 2015:

	Three months ended September 30, 2016		Nine months ended September 30, 2016
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$7,685	1.29%	$23,391	1.31%
Net interest paid - interest rate swaps	6,736	1.14%	21,907	1.22%
Effective Borrowing Costs	$14,421	2.43%	$45,298	2.53%
Weighted average repurchase borrowings	$2,365,695		$2,389,321
	Three months ended September 30, 2015		Nine months ended September 30, 2015
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$6,981	0.90%	$19,960	0.75%
Net interest paid - interest rate swaps	5,224	0.68%	10,796	0.41%
Effective Borrowing Costs	$12,205	1.58%	$30,756	1.16%
Weighted average repurchase borrowings	$3,064,689		$3,536,381